UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2007

CARRINGTON LABORATORIES, INC.
Exact name of Registrant as specified in its charter)

Texas	0-11997	75-1435663

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

2001 Walnut Hill Lane
Irving, Texas	75038

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 518-1300

                                     Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement

      On August 31, 2007, Carrington Laboratories, Inc. ("Carrington") entered into a Second Amendment to that certain Supply Agreement, dated as of November 3, 2000, and amended previously as of April 9, 2004, between Carrington Laboratories, Inc . ("Carrington") and Medline Industries, Inc. ("Medline") (the "Supply Agreement"), effective August 14, 2007. Under the terms of the amendment to the agreement, the parties have agreed to extend the term of the agreement to November 30, 2009, and to revise certain provisions relating to pricing, purchase requirements and freight costs. Carrington and Medline are also parties to a Distributor and License Agreement date November 3, 2000 under which Medline distributes certain of Carrington's products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRINGTON LABORATORIES, INC.

Date: September 7, 2007	By:	/s/ Carlton E. Turner
Carlton E. Turner, Ph.D., D.Sc.
President and Chief Executive Officer